UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 16, 2011
(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13559	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Cabot Court, Hauppauge, New York  11788
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 29, 2011, Hauppauge Digital Inc. (the “Company”) filed a Proxy Statement stating that Christopher Payan, a member of the Company’s Audit Committee, had not been nominated for re-election to the Board of Directors of the Company (the “Board”) at the conclusion of his current term on August 11, 2011.  Due to the vacancy on the Audit Committee resulting from the end of Mr. Payan’s term, as of August 11, 2011 the Audit Committee consisted of two members and was not in compliance with NASDAQ Listing Rule 5605(c)(2)(A) which requires that the Audit Committee consist of at least three members.

On September 13, 2011, the Board appointed Adam M. Zeitsiff, a current independent director of the Company, as the third member of the Audit Committee, thereby curing the Audit Committee composition deficiency and regaining compliance with Rule 5605(c)(2)(A).

On September 16, 2011, the Company received a letter (the “Nasdaq Letter”) from The Nasdaq Stock Market stating that, as of August 11, 2011, the Company did not comply with the Audit Committee composition requirement set forth in Rule 5605(c)(2)(A).  The Nasdaq Letter took note of the appointment of a third independent director to the Audit Committee, and the fact that the Company had thereby cured the Audit Committee composition deficiency and regained compliance with Rule 5605(c)(2)(A).  The Nasdaq Letter stated that, subject to the Company’s disclosure requirements, the matter was closed.  This Current Report on Form 8-K constitutes the Company’s public disclosure as required by NASDAQ Listing Rule 5810(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL INC.

Date: September 19, 2011	By:	/s/ Gerald Tucciarone
Gerald Tucciarone Chief Financial Officer